UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024

Turnstone Biologics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41747	83-2909368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9310 Athena Circle, Suite 300

La Jolla, California 92037

(Address of principal executive offices)

Registrant’s telephone number, including area code: (347) 897-5988

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TSBX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2024, Patrick Machado informed Turnstone Biologics Corp. (the “Company”) that, effective April 15, 2024, he is resigning from the Board of Directors. Mr. Machado’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

On April 12, 2024, the Company’s Board of Directors (the “Board”) appointed William Waddill to serve as a director of the Company. Mr. Waddill will serve as a Class III director, whose initial term will begin on April 15, 2024 and continue until the 2026 annual meeting of shareholders. The Board appointed Mr. Waddill as the Chair of the Audit Committee and as a member of the Compensation Committee.

Mr. Waddill, 67, currently serves on the boards of directors of several biotechnology and pharmaceutical companies, including as a member of the board of directors of Protagonist Therapeutics, Inc., a publicly-held clinical-stage biopharmaceutical company, since July 2016, Arrowhead Pharmaceuticals, a publicly-held biopharmaceutical company, since January 2018, and Annexon, Inc., a publicly-held biopharmaceutical company, since August 2021. From April 2014 to December 2016, Mr. Waddill served as Senior Vice President and Chief Financial Officer, Treasurer and Secretary of Calithera Biosciences, Inc., a publicly-held biotechnology company. From October 2007 to March 2014, he served as Senior Vice President and Chief Financial Officer of OncoMed Pharmaceuticals, Inc., a publicly-held biopharmaceutical company. From October 2006 to September 2007, Mr. Waddill served as the Senior Vice President, Chief Financial Officer of Ilypsa, Inc., a biotechnology company that was acquired in 2007 by Amgen, Inc. He received a B.S. in Accounting from the University of Illinois, Chicago, and a certification as a public accountant (inactive), after working at PricewaterhouseCoopers LLP and Deloitte LLP. We believe that Mr. Waddill is qualified to serve on our Board due to his financial expertise and his extensive experience in the biotechnology field.

The Board has determined that Mr. Waddill is an “independent” director under the Company’s Corporate Governance Guidelines and the independence requirements of the Nasdaq Stock Market, as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”).

As a non-employee director, Mr. Waddill will receive the same compensation paid to other non-employee directors of the Company in accordance with the Company’s non-employee director compensation policy. A copy of such policy was filed as Exhibit 10.5 to the Company’s most recent Annual Report on Form 10-K, filed with the SEC on March 22, 2024 (the “Annual Report”). Mr. Waddill has entered into the Company’s standard form of indemnification agreement for directors, a copy of which was filed as Exhibit 10.6 to the Company’s Annual Report.

There are no arrangements between Mr. Waddill and any other person pursuant to which Mr. Waddill was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Waddill has a material interest. There are no family relationships between Mr. Waddill and any of the Company’s other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNSTONE BIOLOGICS CORP.

By:	/s/ Sammy Farah
Sammy Farah, M.B.A., Ph.D.
President and Chief Executive Officer and Director

Dated: April 16, 2024